                                [GRAPHIC OMITTED]


                                 [PETSMART LOGO]

                             19601 North 27th Avenue
                             Phoenix, Arizona 85027

                         -------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2002
                         -------------------------------


TO THE STOCKHOLDERS OF PETSMART, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PETsMART, Inc., a Delaware corporation, will be held on Thursday, June 27, 2002, at 10:00 a.m. local time at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 for the following purposes:

   1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

   2. To approve our Executive Short-Term Incentive Plan.

   3. To approve our 2002 Employee Stock Purchase Plan.

   4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 29, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                          By Order of the Board of Directors

                                          [GRAPHIC OMITTED]

                                          /s/ Scott A. Crozier

                                          Scott A. Crozier
                                          Secretary

Phoenix, Arizona
May 10, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                [GRAPHIC OMITTED]


                                 [PETSMART LOGO]
                             19601 North 27th Avenue
                             Phoenix, Arizona 85027

                              ---------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  June 27, 2002
                              ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors of PETsMART, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 27, 2002, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038. We intend to mail this proxy statement and accompanying proxy card on or about May 10, 2002, to all stockholders entitled to vote at the Annual Meeting.


Solicitation

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.


Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on April 29, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 29, 2002, we had outstanding and entitled to vote 133,356,220 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


Delivery of this Proxy Statement

     The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

     This year, a number of brokers with account holders who are PETsMART stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions are received from the affected stockholders. Once you receive notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to PETsMART, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, Attention:
Secretary.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.


Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


Stockholder Proposals

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2003 Annual Meeting of Stockholders is January 10, 2003. Pursuant to our bylaws, stockholders who wish to bring matters or propose nominees for director at our 2003 Annual Meeting of Stockholders must provide specified information to us between March 29, 2003, and April 28, 2003. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Proposals by stockholders must be mailed to our Secretary at our principal executive office located at 19601 North 27th Avenue, Phoenix, Arizona 85027.


                                  PROPOSAL ONE


                             ELECTION OF DIRECTORS

     Our restated certificate of incorporation and bylaws provide that our Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of ten members. There are no vacancies. There are three directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of PETsMART. Lawrence A. Del Santo, Philip L. Francis, and Richard K. Lochridge, were all previously elected by our stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2005 Annual Meeting and until their successors are elected and qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.



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     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.


Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

     Lawrence A. Del Santo, age 68, has been a director of PETsMART since September 1998. From 1994 until his retirement in 1997, Mr. Del Santo served as the Chairman and Chief Executive Officer of Vons Companies, a supermarket retailer. From 1993 to 1994, he served as Senior Vice President and Chief Operating Officer of American Stores Company, a retailer. Mr. Del Santo also serves as a director of Supervalu, Inc.

     Philip L. Francis, age 55, has been a director of PETsMART since 1989 and Chief Executive Officer since March 1998. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also the President of PETsMART. From 1991 to 1998, he held various positions with Shaw's Supermarkets, Inc., a subsidiary of J. Sainsbury plc., including Chief Executive Officer, Chief Operating Officer and President. Prior to that he held several senior management positions for Roundy's, Inc., Cardinal Health and the Jewel Companies.

     Richard K. Lochridge, age 58, has been a director of PETsMART since June 1998. Mr. Lochridge is the founder and has been President since 1986 of Lochridge & Company, Inc., a management consulting firm. He also serves as a director of Lowe's Companies, Inc., John H. Harland Company and Dover Corporation.


                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE


Directors Continuing in Office Until the 2003 Annual Meeting

     Norman E. Brinker, age 70, has been a director of PETsMART since October 1998. Mr. Brinker currently serves as Chairman Emeritus of Brinker International, an operator, owner, and franchisor of restaurants. From 1983 to 1991, he was the Chairman and Chief Executive Officer of Brinker International. He is the founder of Steak & Ale and a former President of the Pillsbury Restaurant Group.

     Jane Evans, age 57, has been a director of PETsMART since March 1999. Since May 2001, Ms. Evans has been Chief Executive Officer of Opnix, Inc., a high tech start-up providing IS traffic management. From 1995 to 2001, Ms. Evans served as President and Chief Executive Officer of Gamut Interactive, an interactive television and consumer operating system provider. In May 2001, Gamut Interactive filed for protection under Chapter 7 of the United States Bankruptcy Code. From 1991 to 1995, she served as Vice President and General Manager, Home and Personal Services for US West Communications. Ms. Evans serves as a director of Georgia Pacific Corporation, Hypercom Corp., KB Home, Main Street & Main Incorporated and Philip Morris Companies, Inc. She also serves on the Board of Trustees of Vanderbilt University.

     Walter J. Salmon, age 71, has been a director of PETsMART since June 1997. He has been the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Business School since 1997 and was the Stanley Roth Sr., Professor of Retailing from 1980 to 1997. Mr. Salmon also serves as a director of Cole National Corp., Harrah's Entertainment, Inc., Luby's, Inc., The Neiman Marcus Group, Stage Stores, Inc. and Party City Stores, Inc.


Directors Continuing in Office Until the 2004 Annual Meeting

     Barbara A. Munder, age 56, has been a director of PETsMART since March 1999. Since 2001, she has been a principal in Munder & Associates, a marketing and web strategy consulting firm and also during 2001, she was Chief Operating Officer of Women.future, a distance learning company. She previously spent twenty-four years at The McGraw-Hill Companies where she held various positions, including Senior Vice President, New Initiatives with oversight for corporate-wide electronic commerce, Senior

Vice President, Corporate Affairs with responsibility for branding, marketing, communications and Washington affairs, and Vice President and General Manager, Business Week Services with responsibility for the publishing unit's newsletter, electronic, conference and licensing operations.

     Thomas D. O'Malley, age 60, has been a director of PETsMART since March 2002. Mr. O'Malley currently serves as Chairman of the Board of Directors of Premcor Inc. From 2001 to 2002, upon the merger between Phillips Petroleum Company and Tosco Corporation, Mr. O'Malley was appointed Vice Chairman of Phillips Petroleum Company. From 1990 to 2001 Mr. O'Malley served as Chairman and Chief Executive Officer of Tosco Corporation. Prior to 1990, Mr. O'Malley served as Vice Chairman of Salomon, Inc., and Chief Executive Officer of its wholly-owned division, Phibro Energy, Inc. Mr. O'Malley also serves as a director of Lowe's Company, Inc.

     Nancy Pedot, age 50, has been a director of PETsMART since March 2002. From 1994 until her retirement in 1997, Ms. Pedot served as President and Chief Executive Officer of The Gymboree Corporation, a designer, manufacturer and retailer of children's apparel and accessories. From 1989 to 1994, she served as Gymboree's Senior Vice President of Merchandising. Ms. Pedot also serves as a director of Party City Stores, Inc.

     Thomas G. Stemberg, age 53, has been a director of PETsMART since 1988. Since 1998, Mr. Stemberg has served as Executive Chairman of Staples, Inc., an office supply superstore retailer, and from 1986 until 2001 he also served as Chief Executive Officer of Staples, Inc.


Board Committees and Meetings

     During the fiscal year ended February 3, 2002, the Board of Directors held five meetings. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Real Estate Committee.

     The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal year 2001, the Audit Committee was composed of three non-employee directors: Ms. Evans, Mr. Lochridge and Ms. Munder. It met seven times during fiscal year 2001. All members of our Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter which is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal year 2001, the Compensation Committee was composed of three non-employee directors: Messrs. Brinker, Del Santo and Stemberg. It met twice during fiscal year 2001.

     The Corporate Governance Committee provides advice and assistance relating to corporate governance, to the organization and functioning of our Board of Directors and its committees, and to the selection of members for our Board of Directors and appointments to its committees. During fiscal year 2001, the Corporate Governance Committee was composed of three non-employee directors:
Mr. Del Santo, Ms. Evans, and Mr. Salmon. It met four times during fiscal year 2001.

     During fiscal year 2001, all directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively.


Director Compensation

     For the first three quarters of fiscal year 2001, each non-employee director received an annual retainer of $6,000, our lead director received an additional retainer of $14,000, each non-employee director received $1,000 for each Board and committee meeting attended, and each committee chair annually received an additional $1,000. Our lead director during fiscal year 2001 was Mr. Lochridge, and Mr. Del Santo assumed the lead director role for fiscal year 2002. After performing a review of director's compensation at comparable companies, we increased our directors' compensation, which was effective for the fourth quarter of fiscal year 2001. We believe such increases are necessary to attract and retain qualified directors. Our non-employee directors will receive an annual retainer of $24,000 and the lead director will receive an additional retainer of $20,000. In addition, each non-employee director will receive a fee of $1,500 for each Board and committee meeting attended. Committee chairs each will receive an additional $4,000 annually. Non-employee directors may elect to receive up to one half of their annual retainer in cash and the remainder in shares of our Common Stock. Non-employee directors may elect to defer up to 100% of the above compensation into our nonqualified deferred compensation plan. For fiscal year 2001, the total compensation paid to non-employee directors in cash and stock awards was $180,796. Board members are also eligible for reimbursement for their actual expenses incurred in connection with attendance at Board and committee meetings.


     Each non-employee director also receives stock option grants under our 1996 Non-Employee Directors' Equity Option Plan, or the Directors' Plan. Only non-employee directors, or an affiliate of such directors, are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended not to qualify as incentive stock options under the Internal Revenue Code.


     We granted each non-employee director in fiscal year 2001, an option for 9,000 shares, at an exercise price per share of $3.03, which was the closing sales price of our Common Stock as reported on the NASDAQ Stock Market on the date of grant. As of April 29, 2002, 845,677 options have been granted and 101,498 options have been exercised under the Directors' Plan. On May 11, 2002, the Directors' Plan will terminate in accordance with its terms and no further stock options will be granted under the Directors' Plan.


     In September 2001, we amended the Directors' Plan to provide that each person elected for the first time to be a non-employee director will be granted an option on the date of his or her initial election to purchase $90,000 worth of shares of Common Stock. In February of each year, each non-employee director who has served as a non-employee director for at least six months or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by PETsMART, the Board of Directors or our stockholders, an option to purchase $30,000 worth of shares of Common Stock. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.


     Options granted under the Directors' Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and the remaining 75% of the option shares shall become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a dissolution or liquidation of PETsMART, specified types of merger or other capital reorganization in which more than 50% of the shares of PETsMART entitled to vote are exchanged, to the extent permitted by law, the time during which such option may be exercised will be accelerated and the options terminated if not exercised prior to such event.

                                  PROPOSAL TWO


              APPROVAL OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN

     On May 1, 2002, the Compensation Committee of the Board of Directors approved the Executive Short-Term Incentive Plan, or the ESTIP. The ESTIP is a performance-based plan for executive officers and other key employees who in the opinion of the Compensation Committee may become executive officers or otherwise make comparable contributions. The participants in the ESTIP will not also participate in our regular Short-Term Incentive Plan. PETsMART's stockholders are being asked to approve the material terms of the ESTIP. Key terms of the ESTIP are summarized below.

     The following table is being provided for informational purposes only, and it shows the amounts that were paid in the fiscal year ended February 3, 2002, as indicated below pursuant to criteria established by the Compensation Committee comparable to the criteria to be employed by the Compensation Committee pursuant to the ESTIP.




                                                                      Bonus Paid for FYE
          Name and Principal Position                                  February 3, 2002
          ---------------------------                                -------------------
          Philip L. Francis ........................................      $  772,984
           Chairman of the Board and Chief Executive
           Officer
          Robert F. Moran ..........................................      $  506,084
           President and Chief Operating Officer
          Barbara A. Fitzgerald ....................................      $  341,646
           Senior Vice President, Operations
          Anthony N. Truesdale .....................................      $  307,437
           Senior Vice President, Merchandising
          David L. King ............................................      $  279,088
           Senior Vice President and Chief Information
           Officer
          All current executive officers as a group (11 persons)....      $3,353,664

     Because non-executive directors and non-executive officers are generally not eligible to participate in the ESTIP, no values are provided for those groups.

     The Board believes that the ESTIP benefits stockholders by linking a portion of executive compensation to our performance and by qualifying amounts paid pursuant to the ESTIP for a United States federal income tax deduction. Stockholders are requested in this Proposal Two to approve the ESTIP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the ESTIP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL TWO

   The material terms of the Executive Short-Term Incentive Plan are outlined below:


Purpose

     The purposes of the ESTIP are to enhance PETsMART's ability to attract and retain highly qualified key employees and to promote the success of PETsMART by providing incentives and rewards for the contributions of the participants in the plan toward the successful achievement of our financial and business goals. The ESTIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury regulations.


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

Administration

     The ESTIP will be administered by the Compensation Committee of the Board of Directors. All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants.


Duration

     The ESTIP is effective as of February 4, 2002, and will remain in effect until suspended or terminated by the Compensation Committee or the Board of Directors; provided, however, that no compensation will be paid under the ESTIP until the material terms of the ESTIP are approved by PETsMART's stockholders.


Participation

     Our executive officers (that is, PETsMART's officers who are subject to Section 16 of the Securities Exchange Act of 1934) and other key employees of PETsMART who in the opinion of the Compensation Committee may become executive officers or who otherwise may make comparable contributions to PETsMART are eligible to participate in the ESTIP. At the beginning of each performance period, the Compensation Committee will designate which eligible employees will participate in the ESTIP for such performance period. Participation is generally on an annual basis, and participation in one year does not insure participation in future years. Three of our executive officers have been designated to participate in the ESTIP for the current fiscal year.


Plan Operation

     Under the ESTIP, the Compensation Committee will establish and approve target bonus amounts for each participant for each performance period. Typically a performance period will be a fiscal year. The Compensation Committee will also establish performance metrics and objectives for the performance period based on the business criteria discussed below. Actual performance relative to those objectives determines to what extent the target bonus amount is paid for such performance period. A maximum of the lesser of
(a) five times a percentage of a participant's annual salary (with target percentages ranging from 10% to 100% of a participant's annual salary) or (b) $5 million may be paid to any single participant in any fiscal year, and a minimum of zero may be paid. For the current fiscal year a maximum of three times a participant's target percentage of his or her annual salary will be in effect.


Business Criteria on which the Performance Goals are Based

     The ESTIP sets forth a number of business criteria, any one or more of which may be selected by the Compensation Committee as the basis for determining incentive compensation under the ESTIP that may become payable to a participant for a particular fiscal year. The criteria are:

     o Net income of PETsMART, as set forth in PETsMART's audited financial statements.

     o Earnings per share of PETsMART, as set forth in PETsMART's audited financial statements.

     o Customer satisfaction as determined by an independent professional survey research firm.

     o Increase in the trading price of PETsMART's stock above the trading price at the time the criteria is established.

     o Return on equity, as set forth in PETsMART's audited financial statements.

     o Return on assets, as set forth in PETsMART's audited financial statements.

     o Return on investments, as set forth in PETsMART's audited financial statements.

     o Increase in sales, as set forth in PETsMART's audited financial statements.

     All criteria that are based in PETsMART's audited financial statements may be modified by the Compensation Committee at the time the specific criteria are selected to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, and/or
(8) changes in corporate capitalization such as stock splits and certain reorganizations. Notwithstanding the foregoing, the Compensation Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code, including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.


Award Payment

     Following the close of each performance period, the Compensation Committee will determine whether the established performance metrics were attained and determine what amount will be paid to each participant. The ESTIP, however, gives the Compensation Committee the right to reduce the amount paid based on any individual or PETsMART performance factors deemed relevant by the Compensation Committee, including time in a position. The ESTIP does not permit the Compensation Committee to increase such payment above the actual determined amount. Such payment will be made in cash within thirty days of the receipt of PETsMART's audited financial statements for the applicable performance period and certification by the Compensation Committee that the performance and other criteria for payment have been satisfied. Payroll and other taxes will be withheld as required by law.


Termination of Employment

     Participants who terminate employment for any reason other than death or disability during any performance period will receive no payment under the ESTIP for such performance period. Participants who die or become totally and permanently disabled during any performance period will receive prorated payments under the plan based on the number of whole months of employment completed during the performance period. Participants who terminate employment for any reason after the close of the performance period, but before the distribution of payments under the ESTIP, will be paid all amounts otherwise payable were the participant still an employee.


Federal Income Tax Consequences

     All amounts paid pursuant to the ESTIP are taxable as ordinary income to the participants when paid. PETsMART will be entitled to a federal income tax deduction for all amounts paid under the ESTIP, if the plan is approved by our stockholders and meets the other requirements of Section 162(m) of the Internal Revenue Code.


Amendment and Termination of the ESTIP

     The Compensation Committee or the Board of Directors may suspend, discontinue or amend the ESTIP at any time and for any reason.


Other Compensation

     The ESTIP is not the exclusive means of compensating executive officers. The executive officers have and will continue to receive other compensation, including, for example, salary, bonuses, benefits, and stock options, which are granted outside of the ESTIP.

                                 PROPOSAL THREE


               APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

     In December 2001, our Board of Directors adopted the PETsMART, Inc. 2002 Employee Stock Purchase Plan, or the Purchase Plan, subject to stockholder approval. There are 4,000,000 shares of Common Stock reserved for issuance under the Purchase Plan.

     The Purchase Plan provides a means for PETsMART employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our Common Stock. All employees participating in the Purchase Plan will have equal rights and privileges. The Board of Directors believes that the Purchase Plan will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the success of PETsMART. The Board intends that the Purchase Plan offers a convenient means for employees who might not otherwise purchase and hold our Common Stock to do so and that the discounted purchase price feature of the Purchase Plan provides a meaningful inducement to participate. The Board believes that employees' continuing economic interest, as stockholders, in the performance and success of PETsMART will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success.

     The Purchase Plan is intended to replace our prior Employee Stock Purchase Plan, or the Prior Plan, which expired after it had exhausted its share reserve. No further purchases may be made under the Prior Plan. The following data is presented for informational purposes only. During fiscal year 2001, shares of Common Stock were purchased three times under offerings conducted under the Prior Plan due to the fact that the year end purchase for 2000 and 2001 fell within our 2001 fiscal year. During fiscal year 2001, purchases in the amounts and at the weighted average prices per share under the Prior Plan were as follows:

     o Robert F. Moran, 5,330 shares at a weighted average purchase price of $3.365;

     o David L. King, 4,119 shares at a weighted average purchase price of $3.3745;

     o all current executive officers as a group, 21,663 shares at a weighted average purchase price of $3.668; and

     o all employees, excluding executive officers, as a group 655,178 shares at a weighted average purchase price of $3.432.

     Stockholders are requested in this Proposal Three to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                       THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE IN FAVOR OF PROPOSAL THREE

     The essential features of the Purchase Plan are outlined below:


Purpose

     The purpose of the Purchase Plan is to provide a means by which employees of PETsMART and any parent or subsidiary of PETsMART which adopts the Purchase Plan, or an Adopting Affiliate, may be given an opportunity to purchase shares of PETsMART Common Stock, to assist PETsMART in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of PETsMART. Substantially all of our approximately 22,375 employees are eligible to participate in the Purchase Plan. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

     The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights, which need not be identical. The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board may revoke the authority of the committee at any time and revest in the Board the administration of the Purchase Plan. As used herein with respect to the Purchase Plan, the Board refers to any committee the Board appoints and to the Board.


Stock Subject to Purchase Plan

     We have initially reserved an aggregate of 4,000,000 shares of Common Stock for issuance under the Purchase Plan. The number of shares available under the Purchase Plan will be subject to adjustment as described below in the paragraph entitled "Adjustment Provisions." If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the Purchase Plan.


Offerings

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, offerings will begin on February 1st and August 1st of each year. The first offering under the Purchase Plan will begin on August 1, 2002 and will end on January 31, 2004. This first offering will have three "purchase periods," each about six months long. After 2002, offerings beginning on February 1st of each year will be about 12 months long and will have two six month purchase periods. After 2002, offerings beginning on August 1st of each year will be six months long and will have one six month purchase period. The provisions of separate offerings need not be identical, but each offering will conform to the Purchase Plan. In the event that the fair market value of our Common Stock is less on the date of the first purchase under a 12-month offering then on the date the offering began, then the participants in such offering will be automatically withdrawn from such offering, after completing their purchases on the first purchase date, and enrolled in the six-month offering that begins at such time.



Eligibility

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by PETsMART or by any Adopting Affiliate on the first day of an offering may participate in that offering, provided such employee has been continuously employed by PETsMART or the Adopting Affiliate for at least six months preceding the first day of the offering. Officers of PETsMART and any Adopting Affiliates may participate in offerings under the Purchase Plan, provided, however, that the Board may provide in an offering that certain employees who are "highly compensated" as defined in the Code are not eligible to participate in the offerings. The Board may determine that service with a corporation acquired by PETsMART will constitute service with PETsMART for purposes of eligibility in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of PETsMART or of any parent or subsidiary of PETsMART, including any stock which such employee may purchase under all outstanding rights and options.


Participation in the Plan

     All eligible employees are considered to be participants in each offering under the Purchase Plan. For a participant to purchase shares during an offering, the participant must deliver to PETsMART an agreement authorizing payroll deductions of up to a maximum of 15% of such employees' total compensation during the purchase period.

Purchase Price

     The purchase price per share at which shares of stock are sold in an offering under the Purchase Plan will be not less than the lesser of (a) 85% of the fair market value of a share of our Common Stock on the offering date or
(b) 85% of the fair market value of a share of our Common Stock on the applicable purchase date.


Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. However, a participant may reduce his or her participation percentage only once during any purchase period. Unless otherwise provided for in an offering, a participant may increase his or her participation percentage during the course of an offering once and such increase will take effect as of the beginning of the next purchase period in that offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account unless specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the purchase period.


Purchase of Stock

     By authorizing payroll deductions during the period, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares a participant may be granted the right to purchase, the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Currently, no participant may purchase more than 3,750 shares of Common Stock on any purchase date and no more than 300,000 shares may be sold in the aggregate on any purchase date. In addition, no employee may purchase more than $25,000 worth of such stock, determined at the fair market value of the shares at the time such rights are granted, under all of our employee stock purchase plans in any calendar year.


Withdrawal

     Each participant may withdraw from a given offering by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the Board in the offering. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's ability to participate in other offerings under the Purchase Plan, but such employee will be required to deliver a new payroll deduction authorization in order to participate in other offerings under the Purchase Plan.


Termination of Employment

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment with PETsMART and any Adopting Affiliate for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.


Restrictions on Transfer

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

     If any change is made in the shares of our Common Stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan, without receipt of consideration by PETsMART, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by PETsMART, the Purchase Plan and outstanding rights will be appropriately adjusted in the types, classes and maximum number of shares subject to the Purchase Plan and the types, classes and number of shares and price per share of stock subject to outstanding rights.


Effect of Certain Corporate Transactions

     In the event of:

     o   a dissolution or liquidation of PETsMART;

     o a merger or consolidation in which PETsMART is not the surviving corporation;

     o a reverse merger in which PETsMART is the surviving corporation but the shares of PETsMART Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

     o any capital reorganization in which more than fifty percent (50%) of the shares of PETsMART entitled to vote are exchanged,

then, as determined by the Board in its sole discretion:

     o any surviving corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan;

     o   such rights may continue in full force and effect; or

     o participants' accumulated payroll deductions may be used to purchase our Common Stock within five business days prior to the transaction described above and the participants' rights under the ongoing offering terminated.


Duration, Amendment and Termination

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will automatically terminate on July 31, 2012, or the date on which the shares available under the Purchase Plan, as adjusted from time to time, are exhausted. No rights may be granted under this Purchase Plan while the Purchase Plan is suspended or after it is terminated. The Board may amend the Purchase Plan at any time. To the extent determined necessary and desirable by the Board, amendments to the Purchase Plan will be submitted to the stockholders for approval. Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted, except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the Purchase Plan.


Federal Income Tax Information

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. The Internal Revenue Service has proposed new regulations which will require us to withhold employment taxes on any shares purchased under the

Purchase Plan after December 31, 2002. The income for purposes of determining the employment taxes will equal the difference between the fair market value of our Common Stock on the purchase date and the amount paid for such Common Stock by the participant.


     If the stock is sold by the participant more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of our Common Stock at the time of such sale over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price, determined as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.


     If the Common Stock is sold by the participant for more than its fair market value on the purchase date and such sale is before the expiration of either of the holding periods described above, then the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be treated as ordinary income at the time of such sale. The balance of any gain will be treated as capital gain. If the stock is sold by the participant for less than its fair market value on the exercise date, the same amount of ordinary income is recognized by the participant, and a capital loss is recognized by the participant equal to the difference between the fair market value of the Common Stock on such exercise date and the sales price. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. There are no federal income tax consequences to PETsMART by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the ownership of our Common Stock as of April 1, 2002, by:


     o all those known by us to be beneficial owners of more than five percent of our Common Stock;

     o   each director and nominee;

     o   each of the executive officers named in the Summary Compensation Table;
         and

     o   all our executive officers, directors and nominees as a group.


     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the share indicated as beneficially owned. Beneficial ownership also includes shares of Common Stock subject to options currently exercisable on or before May 30, 2002. These shares are not deemed outstanding for computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 133,143,328 shares of our Common Stock outstanding as of April 1, 2002. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o PETsMART, Inc. 19601 North 27th Avenue, Phoenix, Arizona 85027.

                                                                      Beneficial Ownership
                                                    ---------------------------------------------------------
                                                          Number of              Number of
                                                       Shares Issuable      Shares Beneficially
                                                     Pursuant to Options     Owned (Including       Percent
                                                      Exercisable on or       Shares Shown in          of
Beneficial Owner                                     Before May 30, 2002       First Column)         Total
----------------                                    --------------------   --------------------   -----------
Federated Investors, Inc. .......................                --             15,383,871            11.55%
 Federated Investors Tower
 Pittsburgh, PA 15222
Carrefour S.A. and Fourcar, B.V. (1) ............                --             13,182,584             9.90%
 6 Avenue Raymond-Poincare
 75116 Paris, France
Philip L. Francis (2) ...........................         1,518,437              1,901,785             1.41%
Richard K. Lochridge (3) ........................            44,376                106,923                *
Norman E. Brinker (4) ...........................            41,876                 87,149                *
Thomas G. Stemberg ..............................            56,355                 78,628                *
Walter J. Salmon ................................            54,001                 58,774                *
Lawrence A. Del Santo ...........................            42,501                 43,048                *
Barbara A. Munder ...............................            31,438                 31,985                *
Jane Evans ......................................            31,438                 31,711                *
Nancy Pedot .....................................                 0                      0                *
Thomas D. O'Malley ..............................                 0                      0                *
Robert F. Moran (5) .............................           373,959                677,057                *
Barbara A. Fitzgerald ...........................           126,042                317,262                *
David L. King ...................................            90,625                208,703                *
Anthony N. Truesdale ............................           127,604                193,757                *
All executive officers, directors and nominees as
 a group (21 persons) (6) .......................         3,057,452              4,734,649             3.48%

----------
* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1) Based upon a Schedule 13D filed by Carrefour S.A. and Fourcar, B.V. reporting shared voting and dipositve power over 13,182,584 shares as of February 17, 1999.

(2) Included 7,426 shares of Common Stock held by each of Mr. Francis's two minor children.

(3)   Included 62,000 shares of Common Stock held by the Lochridge Living
      Trust.

(4) Included 30,000 shares of Common Stock held by the Norman E. Brinker Trust, Trustee of the Norman E. Brinker Residuary Trust.

(5)   Includes 24,125 shares of Common Stock held by Mr. Moran's spouse.

(6) Includes 997,867 shares of Common Stock owned by other PETsMART executive officers. Of the 997,867 shares of Common Stock 518,800 are subject to options exercisable on or before May 30, 2002. Also included in the 997,867 are 900 shares of Common Stock held by Ms. Cox's spouse and 6,125 shares of Common Stock held in guardianship by Mr. Quinn.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of PETsMART. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 3, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with; except, David K. Lenhardt filed one Form 4 non-timely to report one transaction and Tom S. Liston and Brian F. Miller each filed an initial Form 3 non-timely.



                      COMPENSATION OF EXECUTIVE OFFICERS


                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended February 3, 2002, January 28, 2001, and January 30, 2000, compensation awarded or paid to, or earned by, our Chief Executive Officer, and our other four most highly compensated executive officers on February 3, 2002:




                                                                             Long-Term
                                                                        Compensation Awards
                                                                      ----------------------
                                                Annual Compensation
                                               ----------------------
                                                                       Securities Underlying      All Other
Name and Principal Position                     Salary(1)   Bonus(1)     Stock Options(2)       Compensation
---------------------------                    ----------- ---------- ---------------------- ------------------
Philip L. Francis ..................... 2001    $644,153    $772,984          350,000            $  27,133(3)
 Chairman of the Board and Chief        2000    $619,750          --          200,000            $   5,096(4)
 Executive Officer                      1999    $589,616    $285,600          350,000            $  71,767(5)

Robert F. Moran ....................... 2001    $460,076    $506,084          330,991            $  42,757(6)
 President and Chief Operating          2000    $433,520          --          125,000            $  27,317(7)
 Officer                                1999    $211,892    $100,000          350,000            $ 122,662(8)

Barbara A. Fitzgerald ................. 2001    $341,646    $341,646           75,000            $ 177,555(9)
 Senior Vice President, Operations      2000    $113,088          --          250,000            $   6,417(10)
                                        1999          --          --               --                   --

Anthony N. Truesdale .................. 2001    $300,819    $307,437          115,000            $  22,090(11)
 Senior Vice President, Merchandising   2000    $233,980          --           72,500            $     177(12)
                                        1999    $179,462    $ 72,000           70,000                   --

David L. King ......................... 2001    $279,088    $279,088          125,000            $  43,420(13)
 Senior Vice President and Chief        2000    $203,618          --          100,000            $  16,100(14)
 Information Officer                    1999          --          --               --                   --

----------
(1) Includes amount earned in the year reflected, but paid in the following year or deferred.

(2)   We have not granted any stock appreciation rights.

(3) Includes $8,390 discretionary contributions made to a 401(k) Savings Plan, payment of $1,460 premium on term life insurance and $17,283 for our match in the Non-Qualified Deferred Compensation Plan.

(4) Includes $3,850 discretionary contributions made to a 401(k) Savings Plan and payment of $1,246 premium on term life insurance.

(5) Includes $4,662 discretionary contributions made to a 401(k) Savings Plan and payment of $2,139 premium on term life insurance and $64,966 reimbursement of relocation expenses.

(6) Includes $7,790 discretionary contributions made to a 401(k) Savings Plan, payment of $718 premium on term life insurance, loan forgiveness of $22,484 in connection with a relocation loan and $11,765 for our match in the Non-Qualified Deferred Compensation Plan.

(7) Includes $4,126 discretionary contributions made to a 401(k) Savings Plan, loan forgiveness of $22,658 in connection with a relocation loan and payment of $533 premium on term life insurance.

(8) Includes $116,827 in reimbursement of relocation expenses, loan forgiveness of $5,665 in connection with a relocation loan and payment of $170 premium on term life insurance.

(9) Includes $6,548 discretionary contributions made to a 401(k) Savings Plan and payment of $396 premium on term life insurance, loan forgiveness of $37,857 in connection with a relocation loan and $132,754 reimbursement of relocation expenses.

(10) Includes payment of $58 premium on term life insurance and loan forgiveness of $6,359 in connection with a relocation loan.

(11) Includes $10,107 discretionary contributions made to a 401(k) Savings Plan, payment of $312 premium on term life insurance, $8,230 which was received as a distribution from a limited liability company that held PETsMART.com, Inc., Series A Preferred Stock, PETsMART acquired all such shares from the limited liability company for cash in fiscal year 2001, and $3,441 for our match in the Non-Qualified Deferred Compensation Plan.

(12)  Includes payment of $177 premium on term life insurance.

(13) Includes $8,080 discretionary contributions made to a 401(k) Savings Plan, payment of $131 premium on term life insurance, loan forgiveness of $23,130 in connection with a relocation loan and $12,079 which was received as a distribution from a limited liability company that held PETsMART.com, Inc., Series A Preferred Stock, PETsMART acquired all such shares from the limited liability company for cash in fiscal year 2001.

(14) Includes payment of $560 premium on term life insurance and loan forgiveness of $15,540 in connection with a relocation loan.

     We have made full-recourse loans to each of Mr. Moran, Ms. Fitzgerald and Mr. King for the purpose of assisting such executive officers with certain relocation expenses. These loans are forgiven on a monthly basis over sixty months from the date of the loan provided the executive officer continues to provide services to PETsMART. For income tax purposes the executive officer recognizes the full amount of the loan and any tax gross-up as income in the year the loan was made; however, in the Summary Compensation Table above we have elected to present the amount of the loan forgiven per year as earned by the executive officer.


                   STOCK OPTION GRANTS, EXERCISES AND PLANS

     We grant options to our executive officers under our 1995 Equity Incentive Plan, or the Incentive Plan. As of April 29, 2002, options to purchase a total of 12,451,000 shares were outstanding under the Incentive Plan and 2,437,855 options remained available for grant thereunder.

     The following tables show for the fiscal year ended February 3, 2002, information regarding options granted to, exercised by, and held at year-end by, the executive officers named in the Summary Compensation Table above.


                       Option Grants in Fiscal Year 2001

     The exercise price of each option was equal to the fair market value of our Common Stock as reported on the NASDAQ National Market on the date of grant. The exercise price may be paid in cash, in shares of our Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. All of the options vest as to 25% of the shares on the one year anniversary of the date of grant and the remaining 75% of the option shares shall become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms.

     The potential realizable value is based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent our prediction of our stock price. Actual gains, if any, are dependent on the actual future performance of our Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. The potential realizable values at 5% and 10% appreciation are calculated by:

     o multiplying the number of shares of Common Stock under the option by the exercise price per share;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

     o   subtracting from that result the aggregate option exercise price.


     Percentages shown under "Percentage of Total Options Granted to Employees in Fiscal Year 2001" are based on an aggregate of 4,244,100 options granted to PETsMART employees under our stock option plans in fiscal year 2001.




                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                    Number of      Percentage of                                     Annual Rates of
                                   Securities      Total Options                                Stock Price Appreciation
                                   Underlying       Granted to                                       for Option Term
                                     Options         Employees       Exercise     Expiration   ---------------------------
Name                                 Granted      in Fiscal 2001       Price         Date           5%            10%
----                              ------------   ----------------   ----------   -----------   -----------   -------------
Philip L. Francis .............      350,000            8.2%          $ 3.03       3/27/11      $666,712      $1,689,446
Robert F. Moran ...............      200,000            4.7%          $ 3.03       3/27/11      $380,978      $  965,398
                                     130,991            3.1%          $ 9.00      12/10/11      $741,159      $1,878,095
Barbara A. Fitzgerald .........       75,000            1.8%          $ 3.03       3/27/11      $142,867      $  362,024
Anthony N. Truesdale ..........      115,000            2.7%          $ 3.03       3/27/11      $219,062      $  555,104
David L. King .................      125,000            2.9%          $ 3.03       3/27/11      $238,111      $  603,373

                          Aggregated Option Exercises
                        in Fiscal Year 2001 and Option
                          Values at February 3, 2002


     During fiscal year 2001, none of the executive officers listed in the Summary Compensation Table above exercised any stock options. Amounts shown under the column "Value of Unexercised In-the-Money Options at February 3, 2002" are based on $10.96 per share, which was the last reported sale price of our Common Stock on the NASDAQ Stock Market on February 1, 2002, the last trading day of our fiscal year, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for the shares.




                                       Number of Securities
                                      Underlying Unexercised             Value of Unexercised
                                            Options at                   In-the-Money Options
                                         February 3, 2002                at February 3, 2002
                                  -------------------------------   ------------------------------
Name                               Exercisable     Unexercisable     Exercisable     Unexercisable
----                              -------------   ---------------   -------------   --------------
Philip L. Francis .............     1,331,729     577,271            $4,888,625       $3,981,265
Robert F. Moran ...............       276,042     529,949             1,004,260        4,493,463
Barbara A. Fitzgerald .........        83,333     241,667               527,498        1,649,752
Anthony N. Truesdale ..........        83,594     173,906               447,874        1,285,563
David L. King .................        45,833     179,167               354,805        1,410,570

                           Equity Compensation Plans




                                                                                                       Number of securities
                                                                                                        remaining available
                                                                                                        for issuance under
                                               Number of securities to        Weighted-average          equity compensation
                                               be issued upon exercise        exercise price of          plans (excluding
                                               of outstanding options,      outstanding options,       securities reflected
Plan Category                                   warrants and rights(a)     warrants and rights(b)       in column (a)) (c)
-------------                                 -------------------------   ------------------------   ------------------------
Equity compensation plans
 approved by security holders (1) .........           12,096,737                    7.62969                  3,851,608(2)
Equity compensation plans not
 approved by security holders (3) .........            3,139,921                    5.10177                  6,463,455(4)(5)
Total .....................................           15,236,658                    7.10875                 10,315,063

----------
(1) The plans included in this row are the: 1995 Equity Incentive Plan and 1996 Non-Employee Director's Equity Plan.

(2) Under the 1995 Equity Incentive Plan we may grant stock bonuses, stock options, and stock appreciation rights for the full amount of the share reserve of 3,695,814. In the past, we have not granted any shares as a stock bonus.

(3)   The plan included in this row is the 1997 Equity Incentive Plan.

(4) We have assumed warrants under which we will have to issue 158,607 shares, if they are exercised. The weighted average exercise price of the outstanding assumed warrants as of February 3, 2002, is $2.5835. These grants are not included in the table.

(5) In 1998, PETsMART granted restricted stock to some of our employees pursuant to the 1998 Restricted Stock Bonus Program, as described below. These grants are not included in the table.


1997 Equity Incentive Plan

     The 1997 Equity Incentive Plan, or the 1997 Plan, provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses. In addition, shares of PETsMART Common Stock may be issued to members of our Board of Directors, at their election, for their director's fees. As of April 29, 2002, under the 1997 Plan there were 9,750,000 shares authorized for issuance, 4,622,302 shares subject to outstanding stock option grants, no shares of unvested restricted stock or unvested stock bonuses and 4,802,010 shares available for future grant and issuance, plus any shares that might be returned to the 1997 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses. The 1997 Plan will expire upon the earlier of its termination by our Board or when there are no more shares available for issuance under the 1997 Plan. Stock awards may be granted to employees, consultants and directors of PETsMART. The terms and price of nonstatutory stock options granted under the 1997 Plan are determined by our Board of Directors (or a committee appointed by our Board) and are set forth in each optionee's option agreement. The exercise price of nonstatutory stock options granted under the 1997 Plan has been 100% of the fair market value on the grant date and the term of the options has been ten years. Generally, stock options vest as to 25% of the shares on the one year anniversary of the date of grant and the remaining 75% of the option shares shall become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. In the future, stock options may have the same or different vesting terms as determined by our Board of Directors (or a committee appointed by our Board). The terms of stock bonuses and the rights to purchase restricted stock are set by our Board of Directors or a committee appointed by our Board.


1998 Restricted Stock Bonus Program

     In April 1998, our Board of Directors authorized the issuance of 282,338 shares of PETsMART's Common Stock as a stock bonus, subject to certain restrictions. Five Hundred Seventy-Nine PETsMART employees received stock bonuses including five executive officers, who received 24,426 stock bonus shares. The stock bonuses were not issued under any plan of PETsMART. The stock bonuses were granted for services rendered to PETsMART and the recipient of each stock bonus did not have to pay any money for the stock. If the recipient terminates his or her service with PETsMART before the stock bonus shares have vested, the unvested shares will be forfeited by the recipient and returned to PETsMART. The stock bonus shares will vest on April 3, 2003, if the recipient provides services continuously to PETsMART until such time. The stock bonus shares may vest earlier if the price of PETsMART's Common Stock reaches certain designated prices for certain designated periods of time as provided for in each recipient's stock bonus agreement.


                    EMPLOYMENT AND SEVERANCE ARRANGEMENTS


Employment Agreements

     We have entered into employment agreements with our executive officers, which provide for an annual salary and bonus to be determined from time to time by the Board, at its discretion, and participation in our employee benefit programs. The agreements also provide for a grant of options to purchase shares of Common Stock under our stock option plans at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with our standard vesting policy. In the event the officer's employment is terminated for reasons other than cause, he or she will be entitled to receive a severance allowance equal to one year's base salary. If his or her employment is terminated voluntarily or for cause, no severance allowance will be provided.


Change of Control Severance Arrangements


     On February 1, 1999, we adopted a change of control severance arrangement for our executive officers. Upon a change of control, the arrangements provide:


     o for a lump sum salary payment equal to 1.5 to 2.0 multiplied by the sum of (a) the executive officer's current base annual salary, and (b) the amount of any cash bonus that was paid to the executive during the 12 months immediately preceding the change in control;

     o that all outstanding stock options for the executive will vest upon a change in control severance as determined under the terms of the stock compensation plan under which the option was granted;

     o that the executive will be entitled (but not obligated) to continue health care coverage and life insurance coverage with PETsMART. PETsMART will continue to subsidize its portion of the premiums payable on account of the executive until the earlier of 1.5 to 2.0 years or until the executive obtains coverage from another source; and

     o that in the event that the executive is subject to the "golden parachute" excise tax, PETsMART will provide a gross-up payment to offset the financial impact of such tax to the executive.


     As a condition of receiving these severance benefits, our executive officers will be required to sign a release of claims and confirm their existing post-termination obligations regarding keeping confidential our proprietary information, refraining from soliciting our employees, other service providers, or suppliers for a limited period of time, and/or not competing with us for a limited period of time.


Non-competition Agreements


     Each executive officer has entered into a non-competition agreement that prohibits such executive officer from competing with us for a period of one year after termination of his or her employment.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION (1)

     The Compensation Committee of our Board of Directors is responsible for establishing the policies and programs that determine the compensation of our executive officers. The Compensation Committee sets base cash compensation and incentive bonus compensation on an annual basis for the Chief Executive Officer and our other executive officers. In addition, the Compensation Committee, consisting of non-employee directors, has exclusive responsibility to approve grants of stock options or other equity incentives to executive officers. The Compensation Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and independent executive compensation data. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board.


Compensation Philosophy

     When creating policies and making decisions concerning executive compensation, we:

     o ensure that the executive team has clear goals and accountability with respect to PETsMART's performance;

     o establish pay opportunities that are competitively based on prevailing practices for our industry, our stage of growth, and the labor markets in which we operate;

     o   assess results fairly and regularly in light of expected performance;
         and

     o align pay incentives with the long-term interests of PETsMART stockholders.


Compensation Program

     Our executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

     1. Base Salary for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of PETsMART and the competitive pay practices of comparable companies. The Compensation Committee believes that the base annual salaries it pays to its executives are somewhat lower than those paid to executives of comparable companies in the industry and other high-performance retailers. We seek, however, to provide our executives with opportunities for higher compensation through incentives and stock options.

     2. Cash Incentive Compensation is designed to motivate executives to attain short-term and long-term corporate and business goals. Our policy is to have a significant portion of an executive's total cash compensation tied to PETsMART's overall performance. At the beginning of each fiscal year, each executive officer is assigned a bonus award target equal to a specified percentage of his or her annual base salary. The bonus award target for each executive is determined by the Compensation Committee at the beginning of each fiscal year based on the executive's position and responsibilities. Actual bonus payout to an executive officer in relation to his or her bonus target is a function of two measures for the prior fiscal year: (1) PETsMART's overall performance relative to an earnings per share target, and (2) the individual's success in meeting certain specified individual objectives. As a result of PETsMART and our executives meeting the performance goals and incentive targets the maximum bonus award of 200% of their incentive target was paid out for fiscal year 2001. For fiscal year 2002, and later years, we are proposing that the stockholders approve the Executive Short-Term Incentive Plan to provide cash incentive compensation for those executive officers who might receive cash compensation in excess of the amounts deductible under Section 162(m) of the Code, as detailed in Proposal Two.

     3. Equity Based Incentive Compensation is provided to certain employees, including executive officers, through the Incentive Plan. Under the Incentive Plan, executive officers are granted stock options based on their responsibilities and position. These options generally terminate ten years from the date of grant, or earlier if employment terminates, subject to vesting during the participant's employment with PETsMART. Options issued prior to 1996 and after December 4, 1997, generally vest over a period of four years. Options issued during 1996 and up to December 4, 1997, generally vest 100% at the end of a three-year period. Executive officers were granted options to purchase an aggregate of 1,600,991 shares during fiscal year 2001. In granting options under the Incentive Plan, the Compensation Committee takes into account each executive's responsibilities, relative position at PETsMART, and past grants. The purpose of the Incentive Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Vesting periods under the Incentive Plan are utilized to encourage executives to remain with PETsMART and to focus on longer-term results.


Other Executive Compensation

     PETsMART provides programs to executives that are also available to other employees, including the 401(k) Savings Plan, medical/dental/vision benefits, and subject to stockholder approval, the 2002 Employee Stock Purchase Plan, which will allow employees to purchase shares of the Company's Common Stock at a discount, subject to certain limitations. There is no pension program. In addition, PETsMART has implemented a Non-Qualified Deferred Compensation Plan pursuant to which executive officers and directors can elect to defer receipt of certain salary and cash bonus payments. PETsMART provides annual physical examinations to our executives, but generally does not provide other perquisites. From time to time we provide selected benefits to our executive officers. See Certain Transactions, below.


Chief Executive Officer Compensation

     Philip L. Francis has been a director of PETsMART since 1989 and Chief Executive Officer since March 1998. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also our President. PETsMART has entered into an employment agreement with Mr. Francis that provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion. Mr. Francis is eligible to participate in the same executive compensation plans available to the other PETsMART executive officers, except as limited by the ESTIP. Mr. Francis's base salary for the 53 week fiscal year 2001, was $644,153 and his salary effective April 29, 2002, has been set at $730,000. In recognition of Mr. Francis's leadership and contributions and PETsMART's performance, he received the maximum incentive cash payment that he was eligible for in fiscal year 2001, in the amount of $772,984. Subject to stockholder approval of the Executive Short-Term Incentive Plan, as detailed in Proposal Two. Mr. Francis's incentive bonus award target for fiscal year 2002, is 100% of his base salary and is subject to a maximum payment of 300% of his base salary. The Board has set Mr. Francis's compensation based on its subjective evaluation of various factors, including the importance of the exceptionally high level of leadership and strategic planning expected to be contributed by Mr. Francis to PETsMART and compensation paid to executives of comparable companies in the retail industry.


Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Internal Revenue Code, or the Code, limits PETsMART to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to executive officers named in the Summary Compensation Table. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. PETsMART's 1995 Equity Incentive Plan has been designed and administered in a manner intended to qualify stock grants to the named executive officers as "performance-based compensation." While PETsMART makes an effort to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with PETsMART's compensation philosophy, or what is believed to be in the best interests of PETsMART and its stockholders, we may conclude that paying non-deductible compensation is more consistent with that philosophy and in the best interests of PETsMART and our stockholders.


                                     Compensation Committee of the Board of
                                     Directors


                                     Norman E. Brinker
                                     Lawrence A. Del Santo
                                     Thomas G. Stemberg

----------
1 The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any PETsMART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                     REPORT OF THE AUDIT COMMITTEE OF THE
                              BOARD OF DIRECTORS(1)


     In accordance with its written charter recently amended and adopted by the Board of Directors, and attached hereto as Appendix A, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PETsMART. The Board of Directors and the Audit Committee believe that the Audit Committee current member composition satisfies all requirements, including those that pertain to independence and financial literacy that govern audit committee composition.


     The Audit Committee oversees PETsMART's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. PETsMART has an Internal Audit Department that is actively involved in examining and evaluating PETsMART's financial and operational activities and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.


     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of PETsMART's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from management and PETsMART, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.


     The Audit Committee discussed with PETsMART's auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of PETsMART's internal controls, and the overall quality of PETsMART's financial reporting. The Audit Committee held seven meetings during fiscal year 2001.


     The Audit Committee has determined the rendering of other professional services by Deloitte & Touche LLP, is compatible with maintaining their independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in PETsMART's Annual Report on Form 10-K for the fiscal year ended February 3, 2002, for filing with the Securities and Exchange Commission. The Audit Committee recommended, and the Board has approved, Deloitte & Touche LLP, to be PETsMART's independent auditors for the fiscal year ending February 2, 2003.



                                     Audit Committee of the Board of Directors


                                     Jane Evans
                                     Richard K. Lochridge
                                     Barbara A. Munder

----------
1 The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                              INDEPENDENT AUDITORS


     Deloitte & Touche LLP, has been selected by our Board to be the independent auditors for PETsMART for fiscal year 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


     PETsMART incurred the following fees for services performed by Deloitte & Touche LLP in fiscal year 2001:


     Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal year 2001, was approximately $669,000.


     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in fiscal year 2001, relating to financial information systems design and implementation.


     All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche in fiscal year 2001, was approximately $1,656,000 and can be sub-categorized as follows:


     Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions was approximately $93,000.


     Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by Deloitte & Touche in fiscal year 2001, was approximately $1,563,000.


     The Audit Committee has determined the rendering of other professional services by Deloitte & Touche LLP is compatible with maintaining their independence.

Performance Measurement Comparison (1)


     The following graph shows the total stockholder return of an investment of $100 made on February 2, 1997, including reinvestment of dividends, as of the last day of our fiscal years ended February 1, 1998, January 31, 1999, January 30, 2000, January 28, 2001, and February 3, 2002:


     o   in our Common Stock;

     o   in the Standards & Poor's 500 Index; and

     o   in the Standards & Poor's Specialty Stores.


     Historic stock price performance is not necessarily indicative of future stock price performance.


[GRAPHIC OMITTED]





                                     02/02/1997     02/01/1998     01/31/1999     01/30/2000     01/28/2001     02/03/2002
                                    ------------   ------------   ------------   ------------   ------------   -----------
PETsMART, Inc. ..................       100             32.69          39.56          19.92          17.58         48.18
S & P 500 .......................       100            126.91         168.14         185.54         183.87        154.18
S & P SPECIALTY STORES ..........       100            106.76          88.56          60.24          68.31         85.67



----------
1 This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any PETsMART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS


Indemnity Agreements

     We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of PETsMART, and otherwise to the full extent permitted under Delaware law and our bylaws.


Change of Control Severance Arrangements and Employment Agreements.

     Please see the section above entitled "Employment and Severance Arrangements" for a description of such arrangements and agreements.


Executive Loan Program

     During fiscal year 2000, we established an Executive Loan Program for certain officers. The principal amount on such loans as of February 3, 2002, totaled $4,000,500, to be used solely for the purpose of purchasing shares of PETsMART Common Stock on the open market. These loans mature five years after issuance and accrue interest at 7.75% per annum, with principal and interest due at maturity. The officers are required to hold the Common Stock for a minimum of 18 months. The loans are secured by the Common Stock purchased by the officers, are full recourse, and must be repaid in full, including accrued interest, upon the earlier of the scheduled maturity date or an event of default, including among others, the officers' termination of employment.

     The following executive officers had loans outstanding under our Executive Loan Program during fiscal year 2001:



                                                    Outstanding
         Officer                                Principal & Interest
         -------                                ---------------------
         Philip L. Francis .............         $1,051,129
         Robert F. Moran ...............            732,356
         Barbara A. Fitzgerald .........            530,733
         Scott A. Crozier ..............            423,842
         David L. King .................            421,657
         Carol M. Cox ..................            377,836
         Marcia R. Meyer (1) ...........            337,189
         Anthony N. Truesdale ..........            225,831
         David K. Lenhardt .............            218,304

----------
(1) Marcia R. Meyer resigned from PETsMART on October 31, 2001, and will repay her note in full with accrued interest pursuant to her arrangement with PETsMART.


Relocation Loans

     We have made full-recourse loans, evidenced by unsecured non-interest bearing notes, for the purpose of assisting the following executives with certain relocation expenses, as follows:



                                        Largest Amount            Outstanding
                                     Outstanding Balance         Balance as of      Date of Loan
Officer                            During Fiscal Year 2001     February 3, 2002       Maturity
-------                           -------------------------   ------------------   -------------
Barbara A. Fitzgerald .........            $116,614                 $92,064          Nov. 2005
David L. King .................              63,750                  48,750          May 2005
David K. Lenhardt .............              61,198                  45,573          Dec. 2004

These loans are forgiven on a monthly basis over sixty months from the date of the note. Executives are entitled to tax gross-ups on the amounts forgiven.

Real Estate Transaction


     In April 2000, we entered into a lease agreement for real property in Denton, Texas, for the purpose of operating a PETsMART superstore on this site. The lease is with Oaktree Plaza Limited Partnership. Norman E. Brinker, a member of our Board of Directors, is a limited partner and holds an 89% interest in the Oaktree Plaza Limited Partnership. The real property lease initial term expires May 31, 2016, and we have five five-year options to renew the lease. The annual rent is approximately $192,350 and can be increased every five years up to $9,000 per year. This transaction was approved by a majority of the Board of Directors and a majority of the independent and disinterested directors. We believe that this transaction was made on terms no less favorable to PETsMART than could have been obtained from an unaffiliated third party.


     All future transactions between PETsMART and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to PETsMART than could be obtained from unaffiliated third parties.


                                 OTHER MATTERS


     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                      By Order of the Board of Directors

                                      [GRAPHIC OMITTED]

                                      /s/ Scott A. Crozier

                                      Scott A. Crozier
                                      Secretary



May 10, 2002


     A COPY OF PETsMART's ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2002, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, PETsMART, INC., 19601 NORTH 27TH AVENUE, PHOENIX, ARIZONA 85027.

                                  Appendix A

                                [GRAPHIC OMITTED]


                                 [PETSMART LOGO]

                             AUDIT COMMITTEE CHARTER


GENERAL

     The Audit Committee shall be appointed by the Board of Directors (Board) and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially knowledgeable, or shall become financially knowledgeable within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

     The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and legal compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and the power to retain outside counsel, or other experts for this purpose.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor to assure compliance with laws and regulations and the Company's Code of Conduct.

AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

1. Provide a focal point for communication among the independent auditor, internal audit, management and the Board.

2. Review and reassess the adequacy of this Charter periodically and submit it to the Board for approval.

3. Review quarterly and annual financial statement information with management and the independent auditor prior to the release of this information to the public and the relevant filing with the Securities and Exchange Commission. This review should also include major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

4. Discuss with management, the independent auditor and the internal auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

5. Meet periodically with management, the internal auditors and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. As necessary, review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management.

8.   With respect to the independent auditors, the Committee shall:

     o Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     o   Approve the fees to be paid to the independent auditor.

     o Approve in advance, any change of the lead client service/audit partner.

     o Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

     o Review the scope and general extent of the independent auditors' audit examination prior to the annual audit. This review should also include the Director of Internal Audit's evaluation of the performance of the independent auditors, including the degree of audit coordination and overall audit coverage. The Committee should also consider management's plans for engaging the independent auditors for management advisory services to determine whether such services could impair the auditors' independence.

     o Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

9. Review and concur in the appointment, replacement, reassignment or discharge of the Director of Internal Audit.

10. Review with the Director of Internal Audit the Internal Audit Department's scope, staffing, training/development, budget and audit schedule. This review should include the risk assessment upon which the audit schedule was developed, as well as plans for reviews of the Company's information systems, procedures and controls. The Committee shall review and approve the initial audit plan and any significant subsequent changes in the plan, the results of internal audit activities, including the independence, objectivity and qualifications of the internal audit staff, and periodically review and approve the Internal Audit Department's Charter.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     o Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     o   Any changes required in the planned scope of the internal audit.

     o   The Internal Audit Department responsibilities, budget and staffing.

12. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13. Review management's monitoring of compliance with the Company's Code of Conduct, and monitor as may be warranted, any special investigations of conflict of interest and compliance with federal, state and local laws and regulations.

14. Obtain reports from management and the independent auditor that the Company's subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct.

15. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16. Meet at least annually with the Chief Financial Officer, the Director of Internal Audit and the independent auditor in separate executive sessions.

                                 PETsMART, INC.
                       EXECUTIVE SHORT-TERM INCENTIVE PLAN
                       Adopted effective February 4, 2002

Section 1 - Purposes.

This PETsMART, INC. EXECUTIVE SHORT-TERM INCENTIVE PLAN (the "Plan") provides for incentive compensation payable in cash to those key officers and employees of PETsMART, Inc. or any affiliated entity (collectively, the "Company"), who, from time to time may be selected for participation. The Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of the Company's financial and business goals established for the applicable performance period. The Company's policy is to have a significant portion of a participant's total cash compensation tied to the Company's performance. Payments pursuant to the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

Section 2 - Administration.

The Plan shall be administered by the committee (the "Committee") of the Board of Directors of PETsMART, Inc. ("PETsMART") that has been designated to administer programs intended to qualify as "performance-based compensation" within the meaning of Section 162(m). The Committee shall have authority to make rules and adopt administrative procedures in connection with the Plan and shall have discretion to provide for situations or conditions not specifically provided for herein consistent with the purposes of the Plan. The Committee shall determine the beginning and ending dates for each performance period. Unless otherwise determined by the Committee, the performance period shall correspond to PETsMART's fiscal year. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered and its provisions interpreted so that payments pursuant to the Plan qualify as "performance-based compensation" within the meaning of Section 162(m). Determinations by the Committee shall be final and binding on the Company and all participants.

Section 3 - Selection of Participants.

The executive officers of the Company as well as those other key employees of the Company who, in the opinion of the Committee, may become executive officers of the Company or who otherwise may make comparable contributions to the Company shall be eligible to participate in the Plan. Each performance period, the Committee may designate from among those employees who are eligible to participate in the Plan those employees who shall participate in the Plan for such performance period. In the event an individual is selected to participate in the Plan, such individual shall not also participate in the Company's regular Short-Term Incentive Plan.

Section 4 - Establishing Performance Objectives.

During the first ninety (90) days of each performance period the Committee shall establish one or more performance objectives, at least one of which shall be based on a shareholder approved business criteria. The Committee shall have discretion to establish other objectives, the achievement of which may require subjective assessments by the Committee. The shareholder approved business criteria are as follows:

o Net income of PETsMART as set forth in PETsMART's audited financial statements

o Earning per share of PETsMART as set forth in PETsMART's audited financial statements

o Customer satisfaction as determined by an independent professional survey research firm

o Increase in the trading price of PETsMART's stock above the trading price at the time the criteria is established

o    Return on equity as calculated from PETsMART's audited financial statements

o    Return on assets as calculated from PETsMART's audited financial statements

o Return on investments as calculated from PETsMART's audited financial statements

o Increase in sales as calculated from PETsMART's audited financial statements

All criteria that are based on PETsMART's audited financial statements may be modified by the Committee at the time the specific criteria are selected to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, and/or (8) changes in corporate capitalization such as stock splits and certain reorganizations. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

Section 5 - Establishing Target Awards.

During the first ninety (90) days of each performance period the Committee shall establish a target award, expressed as a percentage of eligible salary for that performance period, for each participant in the Plan. Unless otherwise determined by the Committee, eligible salary shall be annual base salary determined at the time the Committee establishes the target award, excluding pay for disability, overtime, bonuses, sick pay and other reimbursements and allowances. Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award. The Committee will establish an award payout schedule based upon the extent to which the Company performance objectives and/or other performance objectives are or are not achieved or exceeded. Notwithstanding the foregoing, no participant shall receive a payment pursuant to the Plan that exceeds $5 million for any twelve (12) month period.

Section 6 - Determining Final Awards.

No later than thirty (30) days after the receipt by the Committee of the audited financial statements for a performance period, the Committee shall determine whether the established performance objectives for each participant in the Plan were achieved. The Committee shall have discretion to reduce final awards from the target award depending on (a) the extent to which the Company performance objective(s) is either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce individual final awards based on individual performance as it considers appropriate in the circumstances. The Committee shall not have discretion to increase awards for the performance period.

Section 7 - Termination of Employment.

Participants whose employment by the Company is terminated for any reason other than death or disability during any performance period will receive no payment under the Plan for such performance period. Participants who die or become totally and permanently disabled during any performance period will receive prorated payments under the Plan based on the number of whole months of employment completed during the performance period. Except as provided in
Section 9, participants whose employment by the Company is terminated for any reason after the close of the performance period but before the distribution of payments under the Plan will be paid all amounts applicable under this Plan for such performance period.

Section 8 - Time of Payment of Awards.

Payment of awards shall be made in cash within thirty (30) days following the later of (a) the receipt by the Committee of the audited financial statements for the applicable performance period or (b) the certification by the Committee that the performance and other criteria for payment have been satisfied. Payroll and other taxes shall be withheld as determined by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide the participants the opportunity to elect to defer any payments pursuant to the Plan under a nonqualified deferred compensation plan. In the case of any such deferred payment, the terms of such deferred compensation plan shall control; provided, however, that, unless the Committee determines that the alternative deferred payment does not have to comply with the following limitations in order to avoid the application of Section 162(m), any amount payable pursuant to such deferred compensation plan in excess of the amount otherwise payable pursuant to this Plan shall not exceed, as determined by the Committee, either (a) an amount based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for the purpose of Section 162(m)) over the deferral period or (b) the return over the deferral period of one or more predetermined actual investments, as determined by the Committee, such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

Section 9 - Forfeiture.

It shall be an overriding precondition to the payment of any award (a) that the participant not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity or otherwise inimical to the best interests of the Company and (b) that the participant furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a participant has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then unpaid award amounts.

Section 10 - Death.

Any award remaining unpaid, in whole or in part, at the death of a participant shall be paid to the participant's legal representative or to a beneficiary designated by the participant in accordance with the rules established by the Committee.

Section 11 - No Right to Employment or Award.

No person shall have any claim or right to receive an award, and selection to participate in the Plan shall not confer upon any employee right with respect to continued employment by the Company or continued participation in the Plan. Further the Company reaffirms its at-will relationship with its employees and expressly reserves the right at any time to dismiss a participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan.

Section 12 - Discretion of Company, Board of Directors and Committee.

Any decision made or action taken by the Company or by the Board of Directors of PETsMART or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

Section 13 - No Funding of Plan.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any participant or former participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

Section 14 - Non-Transferability of Benefits and Interests.

Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This Section 14 shall not apply to an assignment of a contingency or payment due (i) after the death of a participant to the deceased participant's legal representative or beneficiary or (ii) after the disability of a participant to the disabled participant's personal representative.

Section 15 - Law to Govern.

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Arizona.

Section 16 - Non-Exclusivity.

The Plan does not limit the authority of the Company, the Board of Directors or the Committee, or any current or future subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

Section 17 - Section 162(m) Conditions; Bifurcation of Plan.

It is the intent of the Company that the Plan and all payments made hereunder satisfy and be interpreted in a manner that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 18 - Arbitration of Disputes.

The Federal Arbitration Act shall apply to and govern all disputes arising under or pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

Section 19 - Amendment or Termination.

The Board of Directors of the Company and the Committee each reserves the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.



                                    PETsMART, Inc., a Delaware corporation


                                    By:
                                       -----------------------------------
                                    Name:    Philip L. Francis
                                    Its:     Chief Executive Officer


                                    By:
                                       ------------------------------------
                                    Name:    Scott Crozier
                                    Its:     Secretary

                                 PETsMART, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                                 PETsMART, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS
 1   Purpose.................................................................1

 2   Definitions.............................................................1

 3   Administration..........................................................3

 4   Shares Subject to the Plan..............................................3

 5   Eligible Employees......................................................4

 6   Grant of Rights; Offering...............................................4

 7   Participation...........................................................5

 8   Purchase................................................................5

 9   Limitation on Participation Rights;
     Maximum Number of Shares Purchasable....................................6

10   Purchase Price..........................................................7

11   Withdrawal; Termination.................................................7

12   Use of Proceeds From Stock..............................................8

13   Rights as a Stockholder.................................................8

14   Adjustments Upon Changes in Stock.......................................8

15   Amendment of the Plan...................................................9

16   Termination or Suspension of the Plan...................................9

17   Arbitration of Disputes................................................10

18   Effective Date of Plan.................................................10

19   Notices and Agreements.................................................10

20   Exercise Contingent on Stockholder Approval............................10

21   Offering Subject to Plan...............................................10

22   Registration of Shares.................................................11

                                 PETsMART, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose

     a. The purpose of the 2002 Employee Stock Purchase Plan is to provide a means by which employees of PETsMART, Inc., a Delaware corporation, and employees of its Designated Affiliates, as defined below, may be given an opportunity to purchase stock of PETsMART, Inc.

     b. PETsMART, Inc., by means of the 2002 Employee Stock Purchase Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of PETsMART, Inc.

     c. PETsMART, Inc. intends that the rights to purchase its common stock granted under the 2002 Employee Stock Purchase Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended.

2.   Definitions

     The capitalized terms set forth below shall have the meaning stated herein, unless context requires otherwise.

     a. "Administrator" means either the Board or any Committee designated by the Board in accordance with paragraph 3(a).

     b. "Affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     c. "Board" means the Board of Directors of the Company.

     d. "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means a committee of the Board which is delegated authority to administer the Plan as provided in paragraph 3(a).

     f. "Common Stock" means shares of common stock of the Company.

     g. "Company" means PETsMART, Inc., a Delaware corporation.

     h. "Designated Affiliate" means any Affiliate that has adopted the Plan.

     i. "Earnings" means the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding profit sharing, the cost of Employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, signing, relocation and other bonuses not paid in cash such as through loan forgiveness or cancellation, loans treated as income for income tax purposes, income received in connection with stock options, contributions made by the Company under any Employee benefit plan, and similar items of compensation.

     j. "Eligible Employee" means, as of the relevant Offering Date, an Employee
(i) who has been continuously employed by the Company or by a Designated Affiliate for at least six (6) months, (ii) whose customary employment with the Company or a Designated Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year, (iii) who will not, if allowed to participate in the Offering commencing on such Offering Date, be deemed to own, as set forth in Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Affiliate, and (iv) who is not a member of a highly compensated class of employees within the meaning of Section 423(b)(4)(D) of the Code that has been designated by the Administrator as not eligible to participate in the Offering. To the extent determined by the Administrator, in its sole discretion, service with an Affiliate prior to such corporation becoming an Affiliate of the Company may be considered as continuous employment with the Company or a Designated Affiliate for purposes of the requirement in (i) above of this paragraph.

     k. "Employee" means an employee of the Company or of a Designated
Affiliate.

     l. "Fair Market Value" means the value of a security, as determined in good faith by the Administrator. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Administrator, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

     m. "Offering" means the grant of rights from time to time to purchase Common Stock of the Company made during an Offering Period under paragraph 6 of the Plan.

     n. "Offering Date" has the meaning defined in paragraph 6(b) unless otherwise provided by the Administrator in connection with an Offering.

     o. "Offering Period" means a period of time during which the Administrator grants rights to Eligible Employees to purchase Common Stock under this Plan.

     p. "Participant" means with respect to an Offering an Eligible Employee who is participating in such Offering.

     q. "Plan" means this 2002 Employee Stock Purchase Plan.

     r. "Purchase Date" means the date on which each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering are applied to the purchase of shares of Common Stock as further described in Section 8(a).

     s. "Purchase Period" means the time designated by the Administrator or by the Plan for Eligible Employees to accumulate payroll deductions in order to purchase Common Stock at the end of such Purchase Period under the Plan.

     t. "Purchase Price" has the meaning described in Section 10.

3.   Administration

     a. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions as may be adopted from time to time by the Board. The Board may abolish the Committee or revoke the authority of the Committee at any time and revest in the Board the administration of the Plan.

     b. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          i. To determine when and how rights to purchase Common Stock of the Company shall be granted and the provisions of each offering of such rights; provided, however, that such rights shall qualify as options granted pursuant to an "employee stock purchase plan" as defined in Section 423 of the Code.

          ii. To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          iii. To amend or terminate the Plan as provided in paragraphs 15 and 16.

          iv. Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company.

4.   Shares Subject to the Plan

     a. The number of shares of Common Stock initially reserved for issuance under the Plan shall be 4,000,000 shares. The number of shares available under the Plan shall be subject to adjustment as provided under paragraph 14 of this Plan. If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

     b. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5.   Eligible Employees

     a. All Eligible Employees of the Company and each of its Designated Affiliates on the Offering Date of each Offering shall receive grants of rights to purchase Common Stock on such Offering Date pursuant to such Offering.

     b. Rights may be granted only to Eligible Employees of the Company or Designated Affiliates.

     6.   Grant of Rights; Offering

     a. The Administrator may from time to time initiate an Offering, by which it provides for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees on the Offering Date of such Offering. Each Offering shall be made only during the Offering Period and shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. In no event will an Offering Period exceed twenty-seven (27) months. If a Participant is simultaneously participating in more than one Offering under the Plan, unless otherwise provided in the Plan, by the Administrator, or by the Participant: (1) each agreement or notice delivered by that Participant will be deemed to apply to all of the Participant's rights under the Plan, and (2) a right with a lower Purchase Price (or an earlier-granted right, if two rights have identical Purchase Prices), will be exercised to the fullest possible extent before a right with a higher Purchase Price (or a later-granted right, if two rights have identical Purchase Prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall conform to the Plan.

     b. Unless the Administrator acts otherwise as provided in paragraph 6(a), the adoption of this Plan by the Board and the stockholders of the Company authorizes the Administrator to grant rights to purchase shares of the Common Stock to all Eligible Employees on August 1, 2002, for the first Offering under the Plan and thereafter on February 1st and August 1st of every calendar year beginning with calendar year 2003 (the "Offering Date"). Each Offering Period will begin on the Offering Date and end on the subsequent January 31st, (except that the first Offering under the Plan will end on January 31, 2004,) unless otherwise adjusted by the Administrator. Each Offering beginning on February 1st shall have two six-month Purchase Periods, which shall commence on February 1st and the following August 1st and end on July 31st and January 31st, respectively. Each Offering beginning on August 1st shall have one six-month Purchase Period, which shall commence on August 1st and end on January 31st. The first Offering under the Plan shall consist of three Purchase Periods with the first Purchase Period beginning on August 1, 2002, and ending on January 31, 2003, and the second Purchase Period beginning on February 1, 2003, and ending on July 31, 2003, and the third Purchase Period beginning on August 1, 2003, and ending on January 31, 2004. Prior to the commencement of any Offering, the Administrator may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (i) the Administrator determines that such Offering shall not occur, or (ii) no shares remain available for issuance under the Plan in connection with the Offering. The shares will be purchased as provided in paragraph 8.

     c. If on the first day of a new Purchase Period of an Offering, the Fair Market Value of a share of Common Stock is less than it was on the Offering Date for that Offering, then that Offering shall immediately terminate and the Participants in such Offering shall be automatically enrolled in the next Offering occurring on or after such date; provided, however, that Participants automatically enrolled in such next Offering must still meet the definition of Eligible Employee.

     7.   Participation

     Each Eligible Employee as of an Offering Date for an Offering shall be a Participant in such Offering. A Participant may purchase shares in an Offering by delivering an agreement authorizing payroll deductions for the period for which such authorization is effective. Such deductions from Earnings may be in whole percentages only, with a maximum percentage specified by the Administrator (but no more than the percentage provided for in paragraph 9(c)). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may not make additional payments into his or her account unless specifically provided for in the Offering and only if the Participant has not had the maximum amount withheld during the Purchase Period. The payroll deduction agreement shall be in such form as the Company approves. A Participant may increase his or her participation percentage during the course of an Offering only once and such increase will only take effect at the beginning of the next Purchase Period under such Offering; provided, however, that the Company may provide for any Offering that a Participant may more frequently increase such Participant's participation percentage. A Participant may reduce his or her participation percentage only once during any Purchase Period; provided, however, that a Participant may withdraw from an Offering after having previously decreased his or her participation percentage during any Purchase Period. A reduction of a Participant's participation percentage to zero shall not be treated as a withdrawal from the Offering except to the extent otherwise provided by the Company or specifically requested by the Participant. Any such reduction in a Participant's participation percentage shall be effectuated by delivering a written notice to the Company in such form as the Company provides and such reduction shall take effect as soon as administratively practicable.

     8. Purchase

     a. On each Purchase Date, during the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price specified in the Offering. Unless the Administrator otherwise provides, the Purchase Dates shall be each January 31st and July 31st. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering shall be held in each such Participant's account for the purchase of shares under the next Purchase Date under the Offering or, if applicable, the next Offering.

     b. If a Participant withdraws from an Offering during a Purchase Period, as provided in paragraph 11(a), or ceases to be an Eligible Employee, no shares of Common Stock will be purchased and the amount of accumulated payroll deductions shall be refunded to the Participant within a reasonable time, without interest.

     c. No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by a registration statement filed and effective pursuant to the Securities Act of 1933, as amended. If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Purchase Date and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the Participants, without interest.

     9. Limitation on Participation Rights; Maximum Number of Shares Purchasable

     a. Subject to the limitations contained in this paragraph 9 and elsewhere in the Plan, on each Offering Date each Participant shall be granted the right to purchase a number of shares of Common Stock equal to the product of six hundred twenty-five (625) multiplied by the number of months in the Offering Period.

     b. Notwithstanding anything contained herein to the contrary, no Participant may purchase more than three thousand seven hundred fifty (3,750) shares of Common Stock on any Purchase Date.

     c. The maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date is that number of shares that can be purchased with fifteen percent (15%) of the Earnings received by the Participant during the Purchase Period.

     d. In no event may a Participant's right to purchase shares of Common Stock exceed the limitation set forth in Section 423(b)(8) of the Code (commonly referred to as the "$25,000 limitation").

     e. The maximum aggregate number of shares available to be purchased by all Participants on any Purchase Date shall be the least of (i) three hundred thousand (300,000) shares of Common Stock, (ii) the number of shares remaining available under the Plan as of the relevant Offering Date, or (iii) the number of shares remaining available under the Plan as of such Purchase Date. If, on any Purchase Date, the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Administrator shall make a pro rata allocation of the shares available in a uniform and equitable manner. For the purposes of clarifying, but not limiting, the authority of the Administrator in the preceding sentence, an equal allocation to each Participant or an allocation based on the relative amounts withheld would each result in a uniform and equitable pro rata allocation.

     f. In the event a Participant simultaneously participates in more than one Offering, (i) the limitations set forth in paragraphs 9(b) and 9(c) shall be aggregate limitations (for example, if a Participant participates in two separate Offerings, the number of shares such Participant may purchase during the two simultaneous Purchase Periods is 3,750 shares of Common Stock pursuant to the purchase limitations of paragraph 9(b)) and (ii) the limitation set forth in paragraph 9(d) shall be applied in accordance with Section 423(b)(8) of the Code and the applicable Treasury Regulations.

     g. In the event on any Purchase Date there are two or more Offerings Outstanding under the Plan, the limitation set forth in paragraph 9(e) shall be an aggregate limitation for all such Offerings.

     10.  Purchase Price

     The purchase price (the "Purchase Price") for the Common Stock acquired pursuant to rights granted under the Plan shall be determined in the manner established by the Administrator. Unless otherwise established by the Administrator, the Purchase Price for rights granted pursuant to an Offering shall be equal to the lesser of:

     a. An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date rounded up to the nearest cent per share;

     or b. An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date rounded up to the nearest cent per share.

     11.  Withdrawal; Termination

     a. During an Offering, a Participant may withdraw from an Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise by the Company. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's purchase right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in any other Offerings.

     b. Rights granted to a Participant pursuant to any Offering under the Plan shall terminate immediately upon the Participant ceasing, for any reason, to be an Eligible Employee, and the Company shall distribute to such person all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for him or her), without interest, within a reasonable amount of time after he or she ceases to be an Eligible Employee.

     c. A Participant's rights under the Plan shall not be transferable, and shall be exercisable only by the Participant to whom such rights are granted.

     12.  Use of Proceeds From Stock

     Proceeds received by the Company from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company, and may be applied for general corporate purposes.

     13.  Rights as a Stockholder

     A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the Participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

     14.  Adjustments Upon Changes in Stock

     (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any right, without the receipt of consideration by the Company (through merger; consolidation; reorganization; recapitalization; reincorporation; stock dividend; dividend in property other than cash; stock split; liquidating dividend; combination of shares; exchange of shares; change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to paragraph 4(a), and the outstanding rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding rights. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into property other than Common Stock of the Company; or (4) any capital reorganization in which the shareholders of the Company immediately before the reorganization cease to own more than fifty percent (50%) of the shares of the Company entitled to vote, then, as determined by the Administrator in its sole discretion, (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) the Administrator may establish a special Purchase Date that, if established, shall occur within five (5) business days prior to the transaction described in clauses (1) through (4) above. If a special Purchase Date is established pursuant to clause (iii) of the preceding sentence, the Participants' accumulated payroll deductions shall be used to purchase Common Stock on such special Purchase Date, and the Participants' rights under the ongoing Offering shall thereafter be terminated.

     15.  Amendment of the Plan

     a. The Administrator at any time, and from time to time, may amend the Plan. To the extent determined necessary and desirable by the Administrator, amendments to the Plan shall be submitted to the stockholders of the Company for approval.

     b. Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as otherwise specifically provided in the Plan (such as in paragraphs 15(c) and 15(d)).

     c. Without stockholder consent and without regard to whether any Participant rights may be considered to have been "altered or impaired," the Administrator shall be entitled (i) to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, (ii) to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) to permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, (iv) to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Earnings, (v) to amend the Plan and/or any outstanding rights to enable the Plan and/or outstanding rights to qualify under
Section 423 of the Code, and (vi) to establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

     d. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (2) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator's action; and (3) allocating shares. Such modifications or amendments shall not require stockholder approval or the consent of any Participants. The actions of the Administrator pursuant to this paragraph 15(d) may be made regardless of whether they alter or impair the rights granted under the Plan.

     16.  Termination or Suspension of the Plan

     a. The Administrator, in its sole discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the earlier of July 31, 2012, or the date on which the shares available under the Plan, as adjusted from time to time, are exhausted. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     b. Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as provided in paragraph 15.


     17.  Arbitration of Disputes

     The Federal Arbitration Act shall apply to and govern all disputes arising under the Plan or an Offering made pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each Participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

     18.  Effective Date of Plan

     The Plan shall become effective as determined by the Administrator, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

     19.  Notices and Agreements

     Any notices or agreements provided for in an Offering or the Plan shall be in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

     20.  Exercise Contingent on Stockholder Approval

     The exercise of rights granted under an Offering prior to receiving any required approval of the Plan by the stockholders of the Company shall be subject to receiving such approval.

     21.  Offering Subject to Plan

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

     22.  Registration of Shares

         The shares offered pursuant to the Plan will initially be registered with the Securities and Exchange Commission on Form S-8.


                                        PETsMART, Inc., a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:    Philip L. Francis
                                        Its:     Chief Executive Officer


                                        By:
                                           -------------------------------------
                                        Name:    Scott Crozier
                                        Its:     Secretary